                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                                LITTELFUSE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

LITTELFUSE, INC.
800 East Northwest Highway
Des Plaines, Illinois 60016


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 April 26, 2002

     The annual meeting of the stockholders of Littelfuse, Inc. (the "Company") will be held at the offices of the Company located at 800 East Northwest Highway, Des Plaines, Illinois, on Friday, April 26, 2002, at 9:00 a.m., local time, for the following purposes as described in the attached Proxy Statement:

     1. To elect five Directors to serve a term of one year or until their successors are elected;

     2. To approve and ratify the appointment by the Board of Directors of the Company of Ernst & Young LLP as the Company's independent auditors for the fiscal year of the Company ending December 28, 2002;

     3. To approve an amendment to the 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. which would increase the maximum aggregate number of shares of Common Stock as to which awards of options, restricted shares, units or rights may be made from time to time from 2,400,000 to 3,400,000 shares;

and to transact such other business as may properly come before the annual meeting or any adjournment thereof.

     Stockholders of record of the Company at the close of business on March 8, 2002, will be entitled to vote at the meeting.

     PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.




                                            Mary S. Muchoney
                                              Secretary

March 22, 2002

LITTELFUSE, INC.
800 East Northwest Highway
Des Plaines, Illinois 60016

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON

                                 April 26, 2002

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Company's annual meeting of stockholders to be held on April 26, 2002.

     Any stockholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to the Company, execution of a subsequent proxy or attendance at the annual meeting and voting in person. Attendance at the annual meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the annual meeting or at any adjournment thereof.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone or in person.

     This Proxy Statement and form of proxy are first being mailed to stockholders on or about March 22, 2002. The Company's 2001 annual report, including audited financial statements, is included in this mailing.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, A VOTE FOR THE APPROVAL AND RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AS DISCUSSED IN PROPOSAL 2 AND A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1993 STOCK PLAN FOR EMPLOYEES AND DIRECTORS OF LITTELFUSE, INC. (THE "1993 STOCK PLAN") AS DISCUSSED IN PROPOSAL 3.


                                     VOTING

     Stockholders of record on the books of the Company at the close of business on March 8, 2002, will be entitled to notice of and to vote at the meeting. A list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the Company's headquarters located at 800 East Northwest Highway, Des Plaines, Illinois 60016 and at LaSalle Bank N.A., 135 South LaSalle Street, Chicago, Illinois 60603. The Company had outstanding on March 8, 2002, 21,939,517 shares of its common stock, par value $.01 per share (the "Common Stock"). Each outstanding share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the meeting.

     The shares represented by proxies will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted FOR the election of all of the nominees as Directors of the Company, FOR the approval and ratification of the appointment of Ernst & Young LLP as independent auditors, and FOR the approval of the amendment to the 1993 Stock Plan. In the event any nominee for Director is unable to serve, which is not now contemplated, the shares represented by proxies may be voted for a substitute nominee. If any matters are to be presented at the annual meeting other than the matters referred to in this Proxy Statement, the shares represented by proxies will be voted in the discretion of management.

     The Company's bylaws provide that a majority of all of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present, an abstention will have the same effect as a vote "against" the proposal, while a broker non-vote will not be included in vote totals and will have no effect on the outcome of the vote. The affirmative vote by the holders of a majority of the shares present (whether in person or by proxy) at the meeting will be required for the approval of the ratification of Ernst & Young LLP as independent auditors and the approval of the amendment to the 1993 Stock Plan. With respect to the election of Directors, the five nominees who receive the most votes at the meeting will be elected.

                   OWNERSHIP OF LITTELFUSE, INC. COMMON STOCK

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 8, 2002, by each Director, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each executive officer named in the Summary Compensation Table and by all of the Directors and executive officers of the Company as a group. Information concerning persons known to the Company to be beneficial owners of more than 5% of its Common Stock is based upon the most recently available reports furnished by such persons on Schedule 13G as filed with the Securities and Exchange Commission.

                                                       NUMBER OF SHARES OF
                                                         COMMON STOCK
                                                      BENEFICIALLY OWNED(1)
                                                    ------------------------

NAME AND ADDRESS OF BENEFICIAL OWNER                 SHARES          PERCENT
------------------------------------                 ------          -------

Ariel Capital Management, Inc.....................  3,273,255         14.3%
     307 North Michigan Avenue, Suite 500
     Chicago, Illinois  60601
American Century Investment Management............  2,495,700         10.9%
     Twentieth Century Tower
     4500 Main St.
     Kansas City, MO 64111



                                                       NUMBER OF SHARES OF
                                                         COMMON STOCK
                                                      BENEFICIALLY OWNED(1)
                                                    ------------------------

NAME AND ADDRESS OF BENEFICIAL OWNER                 SHARES          PERCENT
------------------------------------                 ------          -------

T. Rowe Price Associates, Inc.(2).................  2,470,800         10.8%
100 E. Pratt Street
Baltimore, Maryland 21202

Howard B. Witt....................................    477,800          2.1%

John P. Driscoll..................................     14,197            *

Anthony Grillo(3).................................     68,605            *

Bruce A. Karsh(4).................................    182,521            *

John E. Major.....................................     36,563            *

John J. Nevin.....................................     27,000            *

William S. Barron.................................    122,100            *

Kenneth R. Audino.................................     73,100            *

Philip G. Franklin................................     37,200            *

Hans Ouwehand.....................................     52,000            *

All current directors and executive officers
     as a group (11 persons)......................  1,110,686          4.8%

* Indicates ownership of less than 1% of Common Stock.

     -----------------
(1) The number of shares listed includes 643,500 shares of Common Stock, which may be acquired through the exercise of stock options within 60 days of March 8, 2002.

(2) These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) Includes 7,300 shares of Common Stock held in an IRA and in trust for Mr. Grillo's children.

(4) Includes 14,000 shares of Common Stock held in an IRA and in trust for Mr. Karsh's children.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, requires the Company's executive officers, Directors and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 29, 2001, its executive officers and Directors complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon the written representations of its executive officers and Directors.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     Five Directors are to be elected at the annual meeting to serve terms of one year or until their respective successors have been elected. The nominees for Director, all of whom are now serving as Directors of the Company, are listed below together with certain biographical information as of March 8, 2002. Except as otherwise indicated, each nominee for Director has been engaged in his present principal occupation for at least the past five years.

     The Company would like to take this opportunity to thank John J. Nevin, who will be retiring from our board when his term expires on April 26, 2002, for his many contributions over the past 11 years of service. Effective April 26, 2002, the bylaws of the Company will be amended to reduce the number of Directors of the Company from six to five.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE NOMINEES LISTED BELOW AS DIRECTORS.

     Howard B. Witt, age 61, has been a Director of the Company since November 1991 and President and Chief Executive Officer since 1990. In May 1993, Mr. Witt was elected as the Chairman of the Board of the Company. Prior to his appointment as President and Chief Executive Officer, Mr. Witt served in several other key management positions since joining the Company as Operations Manager in 1979. Mr. Witt serves as a Director of Franklin Electric Co., Inc. and Material Sciences Corporation and is a member of the Electronic Industries Alliance Board of Directors and the Board of Governors of the National Electrical Manufacturers Association. He also serves as a director of the Artisan Mutual Fund.

     John P. Driscoll, age 66, has been a Director of the Company since February 1998. He is Chairman of the Compensation Committee. Mr. Driscoll is President of Jack Driscoll Enterprises, Inc., a management consulting firm. In June of 1998 Mr. Driscoll retired as Executive Vice President of Murata Electronics North America, Inc. where he was responsible for corporate policy and strategy and oversaw government and industry relations. Mr. Driscoll joined Murata Electronics in 1979 as Vice President of Marketing and Sales, was appointed Senior Vice President Marketing and Sales in 1985 and assumed the position of Executive Vice President in 1995. Mr. Driscoll is a former Vice President of the Components Group of the Electronic Industry Alliance, and a fourteen-year member of its Board of Governors.

     Anthony Grillo, age 46, has been a Director of the Company since December 1991 and is Chairman of the Audit Committee. Mr. Grillo is a Senior Managing Director of Evercore Partners, Inc. Before joining Evercore Partners, Inc. in 2001, Mr. Grillo was Senior Managing Director of Joseph Littlejohn & Levy, Inc., a private equity firm. Prior to joining Joseph Littlejohn & Levy, Inc. in 1999,

Mr. Grillo was a Senior Managing Director of the Blackstone Group L.P., an investment banking firm which he joined in 1991. Mr. Grillo serves as a Director of Safeguard Business Systems and several privately held companies.

     Bruce A. Karsh, age 46, has been a Director of the Company since December 1991. He is a member of the Compensation Committee. Mr. Karsh is President and co-founder of Oaktree Capital Management, LLC, an investment advisory firm with over $18 billion of assets under management. Prior to that, Mr. Karsh established the TCW Special Credits group of funds at The TCW Group, Inc. and had primary portfolio management responsibility for their operation. Mr. Karsh currently serves as a Director of Furniture Brands International.

     John E. Major, age 56, has been a Director of the Company since December 1991. He is a member of the Audit Committee. Mr. Major is Chairman and CEO of Novatel Wireless Inc., which provides wireless data access solutions for PDAs and notebook PCs. Previously he held positions as Chief Executive Officer of Wireless Knowledge, a QUALCOMM and Microsoft joint venture. Before joining Wireless Knowledge in 1998, Mr. Major served as Corporate Executive Vice President of QUALCOMM, Inc. and President of its Wireless Infrastructure Division. Prior to joining QUALCOMM, Mr. Major served as Senior Vice President and Staff Chief Technical Officer at Motorola, Inc. He currently serves on the Board of Governors' Executive Committee for the EIA (Electronic Industries Association) and the TIA (Telecommunications Industry Association). He also serves on the Board of Directors of Verilink Corporation, Identix Incorporated, Advanced Remote Communications Solutions, Inc. and Lennox International Inc.

ADDITIONAL INFORMATION CONCERNING BOARD OF DIRECTORS

     COMPENSATION OF DIRECTORS. Directors who are not employees of the Company are paid an annual Director's fee of $30,000, $1,500 for each of the four regularly scheduled Board meetings attended and $500 for attendance at any special teleconference Board or Committee meetings, plus reimbursement of reasonable expenses relating to attendance at meetings. Chairman of the committees of the Board of Directors are paid an annual fee of $3,000. No such fees are paid to Directors who are also full-time employees of the Company.

     Under the Littelfuse Deferred Compensation Plan for Non-employee Directors, a non-employee Director, at his election, may defer receipt of his Director's fees. Such deferred fees are used to purchase shares of Common Stock, and such shares and any distributions thereon are deposited with a third party trustee for the benefit of the Director until the Director ceases to be a Director of the Company. All non-employee Directors have elected to be compensated in Common Stock under the deferred compensation plan.

     The 1993 Stock Plan provides for an annual grant to each non-employee Director of non-qualified stock options to purchase 5,000 shares of Common Stock. Accordingly, In 2001, each non-employee Director was granted an option to purchase 5,000 shares of Common Stock.

     AUDIT COMMITTEE. The Audit Committee consists of three non-employee Directors. It is the responsibility of the Audit Committee to, among other things, (i) recommend each year to the Board of

Directors independent auditors to audit the financial statements of the Company and its consolidated subsidiaries, (ii) review the scope of the audit plan,
(iii) discuss with the auditors the results of the Company's annual audit and any related matters, and (iv) review transactions posing a potential conflict of interest among the Company and its Directors, officers and affiliates. A copy of the Audit Committee Charter, amended as of February 8, 2002, is included as Appendix A to this Proxy Statement. The Audit Committee met four times in 2001. Members of the Audit Committee are John E. Major, John J. Nevin and the Chairman of the Committee, Anthony Grillo.

     COMPENSATION COMMITTEE. The Compensation Committee consists of two non-employee Directors. It is the responsibility of the Compensation Committee to make recommendations to the Board of Directors with respect to compensation and benefit programs, including the stock-based plans, for Directors, officers and employees of the Company and its subsidiaries. The Compensation Committee met four times and acted by written unanimous consent seven times in 2001. Members of the Compensation Committee are John P. Driscoll, the Chairman of the Committee and Bruce A. Karsh.

     ATTENDANCE AT MEETINGS. The Board of Directors held seven meetings during 2001. All of the Directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.


                                 PROPOSAL NO. 2

                          APPROVAL AND RATIFICATION OF
                       APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to approval of the stockholders, the Board of Directors has appointed Ernst & Young LLP, certified public accountants, as independent auditors to examine the annual consolidated financial statements of the Company and its subsidiary companies for the fiscal year ending December 28, 2002. The stockholders will be asked at the meeting to approve and ratify such appointment. Audit fees for the last fiscal year were $332,000 and all other fees were $345,000, including audit related services for pension and statutory audits, and SEC filings of $82,000 and non-audit services related to income tax matters of $263,000. A representative of Ernst & Young LLP will be present at the meeting to make a statement, if such representative so desires, and to respond to stockholders' questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED AT THE MEETING:

     RESOLVED: That the appointment by the Board of Directors of the Company of Ernst & Young LLP as the Company's independent auditors for the fiscal year of the Company ending December 28, 2002, be approved and ratified.


                                 PROPOSAL NO. 3


                APPROVAL OF THE AMENDMENT TO THE 1993 STOCK PLAN
                 FOR EMPLOYEES AND DIRECTORS OF LITTELFUSE, INC.

     The Board of Directors recommends to the stockholders the approval of a proposed amendment to the 1993 Stock Plan which would increase the maximum aggregate number of shares of Common Stock as to which awards of options, restricted shares, units or rights may be made from time to time from 2,400,000 to 3,400,000 shares. The 1993 Stock Plan currently provides that a total of 2,400,000 shares of Common Stock may be issued pursuant to options, restricted shares, units or rights which may be granted or awarded under the plan. As of March 8, 2002, a total of 164,400 shares of Common Stock were available for such purpose. After giving effect to the proposed amendment to the 1993 Stock Plan, such number of shares of Common Stock available under the 1993 Stock Plan would be increased to 1,164,400 shares. Management believes that this amendment will further promote the Company's goals of enhancing the long-term profitability and stockholder value of the Company by offering stock-based incentives to those individuals who are key to the growth and success of the Company.

     The major provisions of the 1993 Stock Plan relating to stock options and the proposed amendments are described below:

     The 1993 Stock Plan became effective as of February 12, 1993, and has no fixed expiration date.

     The 1993 Stock Plan is administered by the Compensation Committee of the Board of Directors, which has the exclusive authority to make awards under the 1993 Stock Plan and all interpretations and determinations affecting the 1993 Stock Plan.

     Participation in the 1993 Stock Plan is limited to officers, non-employee Directors and key employees of the Company and its subsidiaries ("Employees") who are selected from time to time by the Compensation Committee. Participants in the 1993 Stock Plan who are employees of the Company or its subsidiaries are also eligible to participate in any other incentive plan of the Company.

     Currently, no more than 2,400,000 shares may be issued in the aggregate under the 1993 Stock Plan (subject to adjustment as described below). The proposed amendments would increase this amount to 3,400,000 shares. Generally, any shares which cease to be subject to purchase under a granted option, or any forfeited restricted shares or restricted units, will become available for subsequent awards under the 1993 Stock Plan.

     Currently, each Non-employee Director is automatically granted a non-qualified option to purchase 5,000 shares of Common Stock, which option shall be granted on the date of the first meeting of the Board of Directors of the Company following each annual meeting of the stockholders of the Company ("Annual Non-employee Director Stock Options"). The number of Annual Non-employee Director Stock Options to be granted as of the date of any such meeting of the Board of Directors shall be proportionately adjusted to reflect any stock splits, stock dividends, recapitalizations or similar transactions causing an increase or decrease in the number of issued and outstanding shares of Common Stock which have occurred since the date of the most recent grant of Annual Non-employee Director Stock Options. Any Non-employee Director may waive his or her right to be granted Annual Non-employee Director Stock Options. In the event that the granting of any Annual Non-employee Director Stock Options would cause the 2,400,000 share limitation (or, in the event the proposed amendment is adopted, the 3,400,000 share limitation) of the 1993 Stock Plan to be exceeded, the total number of Annual Non-employee Director Stock Options then to be granted shall be reduced to a number which would cause said share limitation not to be exceeded and the amount of non-qualified options to be granted to each Non-employee Director who has not waived his or her right to receive Annual Non-employee Director Stock Options shall be proportionately reduced.

     The terms of non-qualified stock options granted to Non-employee Directors (including the terms of the Annual Non-employee Director Stock Options), the exercise price for shares purchasable under such options and the date such options become exercisable are determined pursuant to the formula provision of the 1993 Stock Plan. Each option shall be exercisable in full or in part, subject to certain requirements in the 1993 Stock Plan, by payment of the exercise price in cash or already owned shares for the number of shares to be purchased or as otherwise permitted by the Compensation Committee pursuant to the provisions of the 1993 Stock Plan.

     The Compensation Committee may, in the event of any stock dividend, stock split, recapitalization, merger, consolidation or other change in the capitalization of the Company or similar corporate transaction or event affecting the Common Stock, in such manner as it deems equitable, adjust, among other things, (i) the maximum number of shares that may be issued under the 1993 Stock Plan; (ii) the number and class of shares that may be subject to stock options, restricted shares or restricted units that have not been issued; (iii) the exercise price to be paid for unexercised stock options; and (iv) the share value used to determine the amount or value of any award under the 1993 Stock Plan.

     The Board of Directors may suspend, terminate, modify or amend the 1993 Stock Plan at any time, but if any such amendment requires stockholder approval in order to meet the requirements of the then applicable rules under Section 16(b) of the Exchange Act, such amendment may not be effected without obtaining stockholder approval. The Board of Directors may terminate the 1993 Stock Plan, but the terms of the 1993 Stock Plan will continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the 1993 Stock Plan may adversely affect the rights of an Employee or Non-employee Director under previously granted awards.

     Under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), no tax will be payable by the recipient of a non-qualified option at the time of grant. Upon exercise of a non-qualified option, the excess, if any, of the fair market value of the shares with respect to which the option is exercised over the total exercise price of such shares will be treated for Federal tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of any share actually received will be treated as a capital gain or loss. The Company will be entitled to deduct the amount, if any, by which the fair market value on the date of exercise of the shares with respect to which the option was exercised exceeds the exercise price.

     The number of shares of Common Stock which the executive officers of the Company were granted options to purchase under the 1993 Stock Plan in the 2001 fiscal year and the exercise price of such options are disclosed in the "Option/SAR Grants in Last Fiscal Year" table under "Compensation of Executive Officers". In the 2001 fiscal year, all executive officers as a group received options to purchase 142,000 shares of Common Stock at an average exercise price of $27.10 per share, current directors who are not executive officers as a group received options to purchase 25,000 shares of Common Stock at an average exercise price of $27.10 per share, and all employees, including all current officers who are not executive officers, as a group received options to purchase 203,700 shares of

Common Stock at an average exercise price of $25.63 per share. Based upon the average of the high and low "sales" price of shares of the Common Stock as reported on The Nasdaq Stock Market on December 28, 2001, the fair market value of these groups of options was $3,848,200 $677,500, and $5,220,831 respectively.

     The proposed amendment would increase the maximum aggregate number of shares of Common Stock as to which awards of options, restricted shares, units or rights may be made from time to time from 2,400,000 to 3,400,000 shares. The 1993 Stock Plan currently provides that a total of 2,400,000 shares of Common Stock may be issued pursuant to options, restricted shares, units or rights which may be granted or awarded under the plan. After giving effect to the proposed amendment to the 1993 Stock Plan, such maximum aggregate number of shares of Common Stock under the 1993 Stock Plan would be increased to 3,400,000 shares.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED AT THE ANNUAL MEETING:

     RESOLVED: That the amendment to the 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. which would increase the maximum aggregate number of shares of Common Stock as to which awards of options, restricted shares, units or rights may be made from time to time from 2,400,000 to 3,400,000 shares be approved.


                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Chief Executive Officer and each of the other four most highly compensated executive officers (the "named executive officers") for the last three fiscal years.


                                                      SUMMARY COMPENSATION TABLE


                                                                         LONG TERM COMPENSATION
                                              ANNUAL COMPENSATION               AWARDS
                                             ----------------------   ------------------------------
                                      YEAR   SALARY($)  BONUS($)(1)    RESTRICTED     SECURITIES            ALL OTHER
                                      ----   ---------  -----------      STOCK        UNDERLYING        COMPENSATION($)(3)
                                                                      AWARDS($)(2)   OPTIONS/SARS(#)    ------------------
                                                                      ------------   ---------------
NAME AND PRINCIPAL POSITION
---------------------------
Howard B. Witt......................  2001    475,000           0             0          65,000              164,459
Chairman of the Board,                2000    475,000     356,468       193,830          65,000              186,028
President and                         1999    410,417     307,505       184,200          60,000              158,046
Chief Executive Officer

Philip G. Franklin..................  2001    225,000           0             0          22,000                1,546
Vice President, Treasurer and         2000    225,000     125,632        83,070          22,000                1,008
Chief Financial Officer               1999    201,538     105,977        61,400          30,000                1,478

William S. Barron...................  2001    225,000           0             0          22,000               13,860
Vice President                        2000    225,000     147,028        83,070          22,000               14,801
                                      1999    192,500      87,884        61,400          20,000               19,903



                                                                         LONG TERM COMPENSATION
                                              ANNUAL COMPENSATION               AWARDS
                                             ----------------------   ------------------------------
                                      YEAR   SALARY($)  BONUS($)(1)    RESTRICTED     SECURITIES            ALL OTHER
                                      ----   ---------  -----------      STOCK        UNDERLYING        COMPENSATION($)(3)
                                                                      AWARDS($)(2)   OPTIONS/SARS(#)    ------------------
                                                                      ------------   ---------------
NAME AND PRINCIPAL POSITION
---------------------------
Kenneth R. Audino...................  2001    160,000           0             0          15,000                2,270
Vice President                        2000    160,000      88,193        83,070          15,000                2,187
                                      1999    147,083      67,839        61,400          14,000                2,829

Hans Ouwehand(4)....................  2001    130,144           0             0          15,000                3,131
Vice President, European Operations   2000    134,176      55,382             0               0                3,142
                                      1999    138,338      37,181             0          12,000                3,353


(1) The amounts disclosed in this column are awards under the Company's Annual Incentive Compensation Program.

(2) In 2000, the Compensation Committee granted restricted shares awards under the 1993 Stock Plan to Mr. Witt for 7,000 shares of Common Stock and to each of Messrs. Audino, Barron and Franklin for 3,000 shares of Common Stock. The restricted shares subject to such awards had values listed in the table based upon a $27.69 share average of the high and low "sales" price of Common Stock as reported on The Nasdaq Stock Market on December 29, 2000. These restricted shares awards are subject to the Company attaining certain financial performance goals relating to return on net tangible assets and earnings before interest, taxes, depreciation and amortization during the three-year period ending December 28, 2002. In 1999, the Compensation Committee granted restricted shares awards under the 1993 Stock Plan to Mr. Witt for 7,500 shares of Common Stock and to each of Messrs. Audino, Barron, Franklin and Turner for 2,500 shares of Common Stock. The restricted shares subject to such awards had values listed in the table based upon a $24.56 share average of the high and low "sales" price of Common Stock as reported on The Nasdaq Stock Market on December 31, 1999. These restricted shares awards were subject to the Company attaining certain financial performance goals relating to return on net tangible assets and earnings before interest, taxes, depreciation and amortization during the three-year period ending December 29, 2001. Since these financial performance goals were not attained by the Company, however, these restricted shares awards have terminated and no restricted shares will be issued and no cash payments will be made pursuant to these awards.

(3) The amounts disclosed in this column represent the compensation value to the named executive officers of life insurance premiums paid by the Company for life insurance policies on the lives of Messrs. Witt, Franklin, Barron and Audino. The amounts also include the amount representing total imputed interest from interest-free loans obtained by the individuals from the Company pursuant to the Littelfuse Executive Loan Program in fiscal 1999, 2000 and 2001. Total imputed interest for each of Messrs. Witt and Barron was $145,766 and $15,570, respectively, in fiscal 1999; $176,091 and
     $11,734, respectively, in fiscal 2000; and $152,874 and $10,583, respectively, for 2001. The amount also includes the compensation value of Company provided vehicles for Mr. Witt and Mr. Ouwehand.

(4) Mr. Ouwehand's compensation was paid in Dutch Guilders for the years presented. His compensation has been converted to US dollars using the year to date average exchange rate for the respective years.



OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information on option grants in fiscal 2001 to the named executive officers.


                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                      ANNUAL RATES OF STOCK
                                                                                      PRICE APPRECIATION FOR
                                                INDIVIDUAL GRANTS                         OPTION TERM(1)
                         -------------------------------------------------------     ------------------------
                                         PERCENTAGE
                           NUMBER OF     OF TOTAL
                          SECURITIES    OPTIONS/SARS
                          UNDERLYING     GRANTED TO       EXERCISE
                         OPTIONS/SARS    EMPLOYEES IN       PRICE     EXPIRATION
           NAME           GRANTED(#)    FISCAL YEAR(2)    ($/SHARE)     DATE(3)         5%($)        10%($)
-------------------------------------------------------------------------------------------------------------
Howard B. Witt              65,000          17.5%           27.10      4/27/2016     1,900,532      5,596,723
Philip G. Franklin          22,000           5.9%           27.10      4/27/2016       643,257      1,894,275
William S. Barron           22,000           5.9%           27.10      4/27/2016       643,257      1,894,275
Kenneth R. Audino           15,000           4.0%           27.10      4/27/2016       438,584      1,291,551
Hans Ouwehand               15,000           4.0%           27.10      4/27/2016       438,584      1,291,551


------------------------
(1) Potential realizable value is based on an assumption that the price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

(2) The Company granted options representing 370,700 shares to employees in fiscal 2001

(3) The options become exercisable in 20% increments on April 27, 2002-2006. The options expire 10 years after the date they become exercisable. The expiration date shown is the expiration date of the options which will become exercisable on April 27, 2006.



AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information on option exercises in fiscal 2001 by the named executive officers and the value of such officers' unexercised options at December 29, 2001.


                                                          NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                           SHARES                        UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS/SARS
                          ACQUIRED                           OPTIONS/SARS AT                       AT
                             ON         VALUE             DECEMBER 29, 2001(1)           DECEMBER 29, 2001($)(2)
                          EXERCISE     REALIZED       ----------------------------     ----------------------------
         NAME                (#)         ($)(3)       EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
                          ---------------------
Howard B. Witt.........          0            0         281,000         187,000         2,337,108        276,300
Philip G. Franklin.....          0            0          16,400          57,600           141,376        212,064
William S. Barron......     11,000      196,486          72,000          62,000           551,031         89,076
Kenneth R. Audino......      6,000      106,472          44,200          41,800           288,457         61,302
Hans Ouwehand..........          0            0          30,800          30,200           149,692         62,598


(1) Future exercisability is subject to vesting and the optionee remaining employed by the Company.

(2) Value is calculated by subtracting the exercise price from the assumed fair market value of the securities underlying the option at fiscal year-end and multiplying the result by the number of in-the-money options held. There is no guarantee that if and when these options are exercised they will have this value. Fair market value was calculated based on the average high and low "sales" price of shares of the Common Stock as reported on The Nasdaq Stock Market on December 28, 2001 ($25.81).

(3) Market value of underlying securities at exercise date (closing price as reported on The Nasdaq Stock Market on exercise date), minus the exercise price of in-the-money options.



EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL EMPLOYMENT AGREEMENTS ENTERED INTO WITH EXECUTIVE OFFICERS

     The Company entered into an employment agreement dated November 2, 2001, with Howard B. Witt, the Chairman, President and Chief Executive Officer of the Company. His employment agreement has a term ending on December 31, 2003, and provides that Mr. Witt will receive an annual salary of no less than $475,000, plus bonuses to be determined from time to time by the Board of Directors of the Company. To the extent he is otherwise eligible during the term of his Employment Agreement, Mr. Witt will participate in and receive the benefits of any and all stock options, pension, retirement, vacation, profit sharing, health, disability insurance and other benefit plans, programs and policies maintained by the Company.

     Mr. Witt's employment agreement provides that during its term, but subject to election and removal by the Board of Directors of the Company, Mr. Witt will serve as Chairman, President and Chief Executive Officer of the Company.

     In the event that the Company were to terminate Mr. Witt's employment without Cause (as defined in his employment agreement), or Mr. Witt were to terminate his employment for Good Reason (as defined in his employment agreement), he would continue to be paid the compensation he would otherwise have earned for the remaining balance of the term of his employment agreement plus monthly payments of $20,833.33 for twenty-four months commencing January 1, 2004, in lieu of the compensation which would have been paid to Mr. Witt by the Company under his consulting agreement described below.

     Mr. Witt has agreed that he will not compete with the Company for a period of two years after any termination of his employment during the term of his employment agreement, unless the Company shall terminate his employment without Cause or Mr. Witt terminates his employment for Good Reason.

     In the event Mr. Witt continues as an employee of the Company for the entire term of his employment agreement, the Company and he have agreed to enter into a two-year consulting agreement which will pay Mr. Witt $250,000 per year and which will require him to provide certain consulting services to the Company. If so requested by the Board of Directors of the Company and elected by the stockholders of the Company, Mr. Witt has agreed to serve as a Director of the Company during the two-year term of his consulting agreement.

     The Company entered into change of control employment agreements dated November 2, 2001, with Mr. Witt and dated September 1, 2001, with Kenneth R. Audino, William S. Barron, Philip G. Franklin, Hans Ouwehand and Mary S. Muchoney. These change of control employment agreements are designed to provide these individuals with certain employment and compensation protection in the event that there was a Change of Control (as defined in these agreements) with respect to the Company at any time prior to January 1, 2004, with respect to Mr. Witt, and prior to September 1, 2006, with respect to the others. If such a Change of Control were to occur and any of these individual's employment with the Company was terminated at any time during the two-year period thereafter, other than for Cause (as defined in these agreements), or if during these time periods any of these individuals were to terminate his employment for Good Reason (as defined in these agreements), then the Company would be obligated to make the payments described below for the benefit of these individuals.

     Under Mr. Witt's change of control employment agreement, and in order to compensate Mr. Witt for the compensation he would have received under his consulting agreement, Mr. Witt's annual base salary would be increased by $250,000 and the Company would pay him his compensation which had accrued prior to the date of termination, including an annualized bonus, plus an amount equal to the product of two times the sum of Mr. Witt's annual base salary plus bonus. Additionally, the Company would contribute on behalf of Mr. Witt to the Company's Supplemental Executive Retirement Plan (the "SERP") an amount equal to the amount which would have been credited to Mr. Witt's account under the SERP if Mr. Witt had continued in the employment of the Company for an additional two years after the date of termination and Mr. Witt's SERP account balance would no longer be subject to forfeiture in the event he were to be employed by a competitor of the Company.

     In the event any payments received by Mr. Witt upon a Change of Control would require him to pay the 20% excise tax imposed by Section 4999 of the Internal Revenue Code, the Company would make an additional payment to Mr. Witt in an amount such that, after payment by Mr. Witt of such excise tax, Mr. Witt would retain the same amount of the payments made by the Company to him which he would have retained if he had not paid the excise tax.

     With respect to the other individuals, under their change of control employment agreements they will be paid their accrued compensation and annualized bonus, and will receive an amount equal to two times the sum of their annual salary plus bonus, two additional years of crediting under the SERP and two years of continuing medical insurance benefits. They will also receive the excise tax "gross-up" payment described above. Additionally, if any individual were to terminate his employment with the Company for Good Reason (as defined in these agreements) or be terminated by the Company other than for Cause (as defined in these agreements) during the two-year period following a Change of Control the individual's account balance under the SERP would not be subject to forfeiture in the event he were to work for a competitor of the Company.

     Unless the Company were to terminate Mr. Witt's employment for Cause or Mr. Witt were to terminate his employment with the Company without Good Reason, upon any termination of Mr. Witt's employment with Littelfuse (either during the term of his employment agreement or his change of control employment agreement) he will receive the following benefits: (1) the maturity date of any outstanding loans made by the Company to Mr. Witt under the Littelfuse Executive Loan Program would be extended until the first anniversary of any such termination;
(2) all of Mr. Witt's outstanding stock options would vest and he would have three years after any such termination to exercise these stock options; and (3) Mr. Witt and his spouse would continue to receive for ten years after any such termination life insurance and medical insurance benefits comparable to those which were being provided to Mr. Witt and his spouse immediately prior to such termination.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements.

     The Audit Committee also reviewed and discussed the audited financial statements with the independent auditors and discussed the matters requiring discussion pursuant to SAS 61, including the accounting methods used in the audit. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of non-audit services with auditor's independence.

     The Audit Committee discussed with the independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during fiscal 2001.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 29, 2001 for filing with the SEC. The Committee and the Board have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended December 28, 2002.

..
                                  Audit Committee

                                  Anthony Grillo (Chairman)
                                     John Major
                                   John J. Nevin


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee administers the Company's executive cash and benefits compensation program.

     The goals of the Company's integrated executive compensation program are to:

     1. Pay competitively to attract, retain and motivate a high-quality senior management team;

     2. Link annual salary increases to the attainment by each executive officer of individual performance objectives;

     3. Tie individual incentive cash compensation to Company and individual performance goals; and

     4.   Align executive officers' financial interests with stockholder value.

     As one of the factors in its consideration of compensation matters, the Compensation Committee also considers the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. However, since some types of compensation payments and their deductibility depend upon the timing of an executive officer's exercise of stock options (e.g., the spread on exercise of non-qualified options), and because interpretations and changes in the tax laws and other factors beyond the control of the Compensation Committee may also affect the deductibility of compensation, the Compensation Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with the Company's other compensation goals.

SALARIES

     The Compensation Committee's determination of each executive officer's base salary is designed to accomplish two goals. The first goal is to pay executive officers competitively to attract, retain and motivate a high-quality senior management team. The second goal is to link annual salary increases to the attainment by each executive officer of individual performance objectives. The base salary of each executive officer is targeted to be within a range of 80% to 120% of the average base salary received by executive officers in similar positions with manufacturing companies having comparable annual sales.

     In determining the base salary to be paid to each executive officer other than the Chief Executive Officer (the "Other Executive Officers"), the Compensation Committee reviews recommendations prepared by the Chief Executive Officer. These recommendations are based, in part, on executive compensation surveys. These recommendations are also based on the executive officer's attainment of individual performance objectives. After consultation with the Chief Executive Officer, the Compensation Committee reviews the recommendations and the supporting executive compensation review. The Compensation Committee then determines the annual base salary of each of the Other Executive Officers. The determination of the Chief Executive Officer's annual base salary is specifically discussed below.

ANNUAL INCENTIVE COMPENSATION PROGRAM

     The Annual Incentive Compensation Program is designed to accomplish the goal of tying incentive cash compensation to Company and individual performance goals. The Compensation Committee annually approves the Annual Incentive Compensation Program and, after consultation with the Chief Executive Officer, delegates the administration of the program as it relates to the Other Executive Officers to the Chief Executive Officer. The Compensation Committee administers the program as it relates to the Chief Executive Officer.

     The Chief Executive Officer establishes a target and a maximum amount that may be awarded to each of the Other Executive Officers as an annual incentive compensation award. The target and maximum amounts established for each of the Other Executive Officers are percentages of such executive officer's base salary. These amounts are established by the Chief Executive Officer with input from compensation survey data. In determining each of the Other Executive Officers' total award, Company performance is determined based on the achievement by the Company of specified financial objectives, which may include sales, earnings before interest and taxes ("EBIT") and cash flow, while individual performance is determined based on each of the Other Executive Officers' achievement of specified performance objectives. At the end of each fiscal year, the amount of the total award paid to each of the Other Executive Officers is determined based on Company and individual performance using the mathematical formula previously established by the Chief Executive Officer and the Chief Financial Officer under the program. The determination of whether each of the Other Executive Officers achieved his or her specified performance objectives is made by the Chief Executive Officer after consulting with the Compensation Committee. The Compensation Committee, in administering the Annual Incentive Compensation Program as it relates to the Chief Executive Officer, makes all of the determinations described above with respect to the Chief Executive Officer.

STOCK OPTIONS

     The stock-based compensation programs of the Company are administered by the Compensation Committee. The granting of stock options by the Compensation Committee is designed to accomplish the goal of aligning the financial interests of executive officers with stockholder value. The number of stock options granted to executive officers is determined by the executive officer's position and responsibilities. Grants of stock options are intended to recognize different levels of contribution to the achievement by the Company of its performance goals as well as different levels of responsibility and experience as indicated by each executive officer's position. Generally, all stock options granted to executive officers have been granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. In 1999, stock options with an exercise price below fair market value were granted to Mr. Franklin upon commencement of his employment with the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Compensation Committee and Mr. Witt agreed that his salary be maintained in 2001 at the 2000 level due to concerns of global weakness in the overall electronics market and its effect on the Company's business.

     Mr. Witt's total award under the Annual Incentive Compensation Program is determined based on Company and individual performance using the mathematical formula established under the program by the Compensation Committee prior to the beginning of each fiscal year. There was no award to Mr. Witt under the Annual Incentive Compensation Program for the 2001 fiscal year.

     The Compensation Committee in 2001 granted Mr. Witt options to purchase 65,000 shares of Common Stock. The number of stock options granted to Mr. Witt reflects the Compensation Committee's recognition of the performance of his duties as the Chief Executive Officer.

                             COMPENSATION COMMITTEE

                             John P. Driscoll (Chairman)
                             Bruce A. Karsh


     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate by reference filings, including this Proxy Statement, in whole or in part, the preceding Report of the Compensation Committee on Executive Compensation and the Performance Graph included in "Company Performance" shall not be incorporated by reference into any such filings.

COMPANY PERFORMANCE

         The following graph compares the five-year cumulative total return on the Common Stock to the five-year cumulative total returns on the Nasdaq Non-Financial Index, and the Russell 2000 Index. The Company does not include a comparator group because companies that it competes with are typically either privately-held or comprise divisions of much larger public entities. As a result, the Company has determined that a group of companies with similar market capitalization is an appropriate comparator group and has selected the Russell 2000 Index for such purpose.


                ------------------------------------------------------------
                                       1996   1997   1998   1999  2000  2001
                ------------------------------------------------------------

                ------------------------------------------------------------
                  Littelfuse, Inc.     $132  $ 139   $105  $ 132  $100  $108
                ------------------------------------------------------------

                ------------------------------------------------------------
                NASDAQ Non-Financial   $121  $ 142   $209  $ 409  $337  $150
                ------------------------------------------------------------

                ------------------------------------------------------------
                    Russell 2000       $115  $ 138   $134  $ 160  $139  $135
                ------------------------------------------------------------



     In the case of the Nasdaq Non-Financial Index and the Russell 2000 Index, a $100 investment made on December 31, 1996, and reinvestment of all dividends are assumed. In the case of the Company, a $100 investment made on December 31, 1996 is assumed (the Company paid no dividends in 1997, 1998, 1999, 2000 or 2001). Returns are at December 31 of each year, with the exception of 1999, 2000 and 2001 for the Company, which are at January 1, 2000, December 30, 2000 and December 29, 2001, respectively.

PENSION PLAN TABLE

     The Company has two non-contributory defined benefit retirement plans in which the named executive officers participate. One of these plans is qualified under the applicable provisions of the Internal Revenue Code (the "Qualified Plan"), and the other is a non-qualified Supplemental Executive Retirement Plan ("SERP"). The total annual combined pension benefits payable under the Qualified Plan and SERP to the named executive officers are determined on the basis of a final five-year average annual compensation formula.

     The compensation covered by the retirement plans for each of the named executive officers is the sum of the amounts reported in the salary and bonus columns of the Summary Compensation Table. The table shows the total combined annual pension benefits payable under the current provisions of both retirement plans assuming retirement of an employee who has continued employment to age 62.




FINAL AVERAGE                          YEARS OF SERVICE
                   ----------------------------------------------------------
COMPENSATION           10        15        20        25        30        35

$  125,000......   $ 59,866  $ 73,408  $ 73,408  $ 73,408  $ 73,408  $ 73,408
   150,000......     73,408    89,658    89,658    89,658    89,658    89,658
   175,000......     86,949   105,908   105,908   105,908   105,908   105,908
   200,000......    100,491   122,158   122,158   122,158   122,158   122,158
   225,000......    114,033   138,408   138,408   138,408   138,408   138,408
   250,000......    127,574   154,658   154,658   154,658   154,658   154,658
   300,000......    154,657   187,158   187,158   187,158   187,158   187,158
   400,000......    208,824   252,158   252,158   252,158   252,158   252,158
   500,000......    262,990   317,158   317,158   317,158   317,158   317,158

-------------------

(1) Payable in the normal form of payment which is a single life annuity for a single person (if a person is married, the form of payment is joint and 50% to surviving spouse). For 2001, the maximum annual social security payment at age 62 for a single person is $15,684. The formula under the SERP is offset for one-half of the $15,684.

(1) Maximum normal retirement benefit is earned after 12 years of service. Under an alternative form, payments from the SERP can be guaranteed over 10 years.

     The years of service (to the nearest year) as of December 29, 2001, for the named executive officers are as follows: Messrs. Witt, 23 years; Franklin, 3 years; Barron, 11 years; Audino, 37 years and Ouwehand, 18 years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1995, the Board of Directors of the Company adopted the Littelfuse Executive Loan Program to provide interest-free loans to management for the purpose of enabling them to exercise their Company stock options and pay the resulting income taxes. Pursuant to this Program, Mr. Witt has obtained interest-free loans from the Company in the aggregate amount of $3,069,746. There were no loans taken by Mr. Witt in 2001. Imputed interest on such loans for fiscal 2001 was $152,874. Funds obtained from such loans were used by Mr. Witt to exercise Company stock options and to pay income taxes arising from such exercise. In addition to Mr. Witt's loans described above, Mr. Barron obtained interest-free loans from the Company pursuant to the Littelfuse Executive Loan Program totaling $294,219. Imputed interest on such loan for fiscal 2001 was $10,583.

STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the 2003 annual meeting of the Company's stockholders must be received at the principal executive offices of the Company by November 12, 2002, in order to be considered for inclusion in the Company's proxy materials relating to that meeting.

     The Company's bylaws require that in order to nominate persons to the Company's Board of Directors or to present a proposal for action by stockholders at an annual meeting of stockholders, a stockholder must provide advance written notice to the secretary of the Company, which notice must be delivered to or mailed and received at the Company's principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting of stockholders; provided that in the event that the date of the annual meeting to which such stockholder's notice relates is more than 30 days before or more than 60 days after such anniversary date, for notice by the stockholder to be timely it must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to or mailed and received at the Company's principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. The stockholder's notice must contain detailed information specified in the Company's bylaws. As to any proposal that a stockholder intends to present to stockholders without inclusion in the Company's proxy statement for the Company's 2003 annual meeting of the Company's stockholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.


                                  OTHER MATTERS

     As of the date of this Proxy Statement, management knows of no matters to be brought before the meeting other than the matters referred to in this Proxy Statement.

                                         By order of the Board of Directors,


                                         Mary S. Muchoney
                                            Secretary
March 22, 2002

                                   APPENDIX A



                                LITTELFUSE, INC.
                             AUDIT COMMITTEE CHARTER


ORGANIZATION

The audit committee is a committee of the board of directors, which shall be comprised of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as committee members.

STATEMENT OF POLICY

The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to accounting and reporting practices of the company and the quality and integrity of financial reports. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors and the financial management of the company.

RESPONSIBILITIES

The audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

- Review and recommend to the directors the independent auditors to be nominated to audit the company's financial statements. Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, who have ultimate authority to engage, evaluate and, if appropriate, terminate their services.

- Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and the audit procedures to be utilized for the current year and to approve the fee of the independent auditors. At the conclusion of the audit, review the findings, comments and recommendations of the independent auditors.

- Review with the independent auditors and the company's financial management, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

- Review any legal or regulatory matters that may have a material effect on the financial statements of the company or related company compliance policies.

- Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

- Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

- Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices. Also review with financial management and the independent auditors their qualitative judgments about the appropriateness, not just acceptability, of accounting principles and financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates.

- Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of audit.

- Review accounting and financial personnel and succession planning within the Company.

-    Report the results of the annual audit to the board of directors.

- Review the nature and scope of other professional services provided to the company by the independent auditors and consider the potential effects of these other relationships on the auditors' independence.

- Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

- Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.



The audit committee is responsible for the duties set forth in this charter but is not responsible for either preparation of the financial statements or auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls, and the independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the audit committee is not of the same quality as the audit performed by the independent auditors.

PROXY                               LITTELFUSE, INC.

                 PROXY CARD FOR ANNUAL MEETING ON APRIL 26, 2002

     The undersigned hereby appoints Philip G. Franklin and Mary S. Muchoney, jointly and severally, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of the Company located at 800 East Northwest Highway, Des Plaines, Illinois, on Friday April 26, 2002, at 9:00 a.m. local time, and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

     (1) Election of five nominees to the Board of Directors to serve terms of one year or until their successors are elected.

         [ ] FOR all nominees listed below           [ ] WITHHOLD  AUTHORITY
         (Except as marked to the contrary below)    to vote for all nominees
                                                     listed below


             Howard B. Witt, John P. Driscoll, Anthony Grillo, Bruce A. Karsh and John E. Major

         (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name)

     (2) Approval and ratification of the Directors' appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 28, 2002.


         [ ]   FOR              [ ]   AGAINST                [ ]   ABSTAIN

     (3) Approval of the proposed amendment to the 1993 Stock Plan for the Employees and Directors of Littelfuse, Inc. which would increase the maximum aggregate number of shares of Common Stock as to which awards of options, restricted shares, units or rights may be made from time to time from 2,400,000 to 3,400,000 shares

         [ ]   FOR              [ ]   AGAINST                [ ]   ABSTAIN



     The Board of Directors unanimously recommends a vote "FOR" these proposals.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

                 (continued, and to be signed on the other side)

     Account                    No. of Shares                 Proxy No.


     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO INSTRUCTIONS ARE GIVEN, IT WILL BE VOTED "FOR" ELECTION OF ALL NOMINEES AS DIRECTORS OF THE COMPANY, "FOR" APPROVAL AND RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS, "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE 1993 STOCK PLAN FOR THE EMPLOYEES AND DIRECTORS OF LITTELFUSE, INC., AND IN THE DISCRETION OF THE NAMED PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR AN ADJOURNMENT THEREOF.

                                 Dated:                                  , 2002
                                        ---------------------------------


                                 ----------------------------------------------
                                                 (Signature)


                                 ----------------------------------------------
                                                 (Signature)

Please sign exactly as name appears on stock certificate(s). Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If a limited liability company, please sign in limited liability company name by authorized person. If stock is registered in two names, both should sign.

                        Please vote, sign, date and return this proxy promptly.